EXECUTIVE NON-COMPETE AGREEMENT

For good consideration and as an inducement for Newport Entertainment Group, Inc. (Company) to employ William H. Waldrop (Executive), the undersigned Executive hereby agrees not to directly or indirectly compete with the business of the Company and its successors and assigns during the period of employment.

The term "not compete" as used herein shall mean that the Executive shall not own, manage, operate, consult or be employed in a business substantially similar to, or competitive with, the present business of the Company or such other business activity in which the Company may substantially engage during the term of employment. In addition, Executive agrees to present all business opportunities to Company prior to presenting them to any other entity.

The Executive acknowledges that the Company shall or may in reliance of this agreement provide Executive access to trade secrets, customers and other confidential data and good will. Executive agrees to retain said information as confidential and not to use said information on his or her own behalf or disclose same to any third party.

This agreement shall be binding upon and inure to the benefit of the parties, their successors, assigns, and personal representatives.

Signed this 1st day of January 2006.

/s/ J. Wade Mézey
Company
Its: President

/s/ William H. Waldrop
Executive